Exhibit 99.1

CORRECTED SURGERY PARTNERS, INC. ANNOUNCES SECOND QUARTER 2016 RESULTS
Revenues increase 24% over prior year period driven by strong same-facility revenue growth of 15%

NASHVILLE, Tenn., August 10, 2016 - The press release issued by Surgery Partners, Inc. (NASDAQ:SGRY) on August 9, 2016, contained a typographical error in the calculation of adjusted net income for the quarter ended June 30, 2016. The Company’s adjusted net income for the three and six months ended June 30, 2016 and was $7.7 million and $12.6 million, respectively, instead of $7.5 million and $12.5 million as initially reported. No other numbers were impacted by this change.
Surgery Partners, Inc. (NASDAQ:SGRY) ("Surgery Partners" or the "Company"), a leading provider of surgical services, today announced results for the second quarter ended June 30, 2016.

•	Revenues increased 24.4% over second quarter 2015 to $289.7 million

•	Same-facility revenue increased 14.9% over second quarter 2015 to $279.7 million

•	Net income attributable to Surgery Partners increased 139.1% over second quarter 2015 to $2.1 million

•	Adjusted EBITDA increased 19.6% over second quarter 2015 to $46.0 million

•	Diluted net income per share of $0.04 vs. $(0.17) in second quarter 2015

•	Adjusted diluted net income per share of $0.16 vs. $0.04 in second quarter 2015
“I am pleased to report another strong quarter with solid case growth,” said Michael Doyle, Chief Executive Officer of Surgery Partners. “The positive results reflect the excellent quality of services delivered by our physician partners and staff and the favorable reception by patients and payors. We continue to see significant opportunities for growth at our existing facilities and for further expansion.”
“Through a combination of transactions in both existing and new markets, we continue to successfully execute our strategy of focused growth through an integrated outpatient healthcare delivery model. We completed five transactions during the quarter. As previously announced, we closed on a platform transaction in Jacksonville, FL that bolstered our position in that market by adding a second ambulatory surgery center, an integrated physician practice and related ancillary services. We also acquired an ambulatory surgery center and anesthesia practice in Houston, which will be our fifth market in Texas. Finally, we added two in-market physician practices and an urgent care facility in two of our existing markets.”
As of June 30, 2016, the Company owned or operated 103 surgical facilities primarily in partnership with physicians and, on a select basis, physicians and health systems. In addition, the Company provides anesthesia services to over 45 locations and operates 51 physician practices.
Second Quarter 2016 Results
Total revenues for the second quarter of 2016 increased 24.4% to $289.7 million from $232.8 million for the second quarter of 2015. Same-facility revenues for the second quarter of 2016 increased 14.9% to $279.7 million from $243.5 million in the same period last year. Results were driven by increased same-facility cases of 7.9%.
For the second quarter of 2016, the Company’s net income attributable to Surgery Partners increased 139.1% to $2.1 million compared to a net loss attributable to Surgery Partners of $5.4 million for the same period last year. For the second quarter of 2016, the Company’s Adjusted EBITDA increased 19.6% to $46.0 million compared to Adjusted EBITDA of $38.5 million for the same period last year.
Year To Date 2016 Results
Total revenues year to date 2016 increased 21.8% to $556.8 million from $457.0 million for the same period last year. Same-facility revenues for year to date 2016 increased 14.2% to $536.7 million from $469.9 million in the same period last year. Results were driven by increased same-facility cases of 9.8%.
For year to date 2016, the Company’s net loss attributable to Surgery Partners decreased 58.4% to $5.1 million compared to net loss attributable to Surgery Partners of $12.2 million for the same period last year. For year to date 2016, the Company’s Adjusted EBITDA increased 13.5% to $84.5 million compared to Adjusted EBITDA of $74.4 million for the same period last year.
Liquidity

At June 30, 2016, Surgery Partners had cash and cash equivalents of $51.6 million and availability of $146.9 million under its revolving credit facility. Net operating cash flow, including operating cash flow less distributions to non-controlling interests, was $33.9 million for the second quarter of 2016. As expected, the Company’s ratio of total debt to EBITDA, as calculated under the Company’s credit agreement, was 6.0x at the end of the second quarter of 2016.
Full Year 2016 Guidance
For 2016, the Company reiterates the guidance provided on our conference call in March of this year. The Company continues to expect Adjusted EBITDA in the range of $184.0 million to $191.0 million representing growth of 16% to 21% over 2015.
Conference Call Information
Surgery Partners will hold its conference call tomorrow, August 10, 2016 at 8:30 a.m. (Eastern Time). The conference call can be accessed live over the phone by dialing 1-877-407-0789, or for international callers, 1-201-689-8562. A replay will be available two hours after the call and can be accessed by dialing 1-877-870-5176, or for international callers, 1-858-384-5517. The passcode for the live call and the replay is 13640836. The replay will be available until August 24, 2016.
Interested investors and other parties may also listen to a simultaneous webcast of the conference call by logging onto the Investor Relations section of the Company's website at www.surgerypartners.com. The on-line replay will remain available for a limited time beginning immediately following the call.
To learn more about Surgery Partners, please visit the company's website at www.surgerypartners.com. Surgery Partners uses its website as a channel of distribution for material Company information. Financial and other material information regarding Surgery Partners is routinely posted on the Company's website and is readily accessible.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements, which have been included in reliance of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, involve risks and uncertainties and assumptions relating to our operations, financial condition, business, prospects, growth strategy and liquidity, which may cause our actual results to differ materially from those projected by such forward-looking statements, and the Company cannot give assurances that such statements will prove to be correct. You can identify forward-looking statements because they do not relate strictly to historical or current facts. These statements may include words such as “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “outlook,” “potential,” “project,” “projection,” “plan,” “intend,” “seek,” “may,” “could,” “would,” “will,” “should,” “can,” “can have,” “likely,” the negatives thereof and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.
The forward-looking statements appear in a number of places throughout this press release and include statements regarding our intentions, beliefs or current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth, strategies and the industry in which we operate. All forward-looking statements are subject to risks and uncertainties, including but not limited to those risks and uncertainties described in “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015 that may cause actual results to differ materially from those that we expected.
The forward-looking statements made in this press release are made only as of the date of the hereof. Except as required by law, we undertake no obligation to update any forward-looking statement, whether as a result of new information or otherwise. More information about potential factors that could affect our business and financial results is included in our filings with the Securities and Exchange Commission.
Use of Non-GAAP Financial Measures
In addition to the results prepared in accordance with generally accepted accounting principles in the United States ("GAAP") provided throughout this press release, Surgery Partners has presented the following non-GAAP financial measures: Adjusted EBITDA and adjusted net income per share, which exclude various items detailed in the attached "Reconciliation of Non-GAAP Financial Measures".
These non-GAAP financial measures are not intended to replace financial performance measures determined in accordance with GAAP. Rather, they are presented as supplemental measures of the Company's performance that management believes may enhance the evaluation of the Company's ongoing operating results. These non-GAAP financial measures are not presented in accordance with GAAP, and the Company’s computation of these non-GAAP financial measures may vary from those used by other companies. These measures have limitations as an analytical tool, and should not be considered in isolation or as a substitute or alternative to net income or loss, operating income or loss, cash flows from operating activities, total indebtedness, earnings per share or any other measures of operating performance, liquidity or indebtedness derived in accordance with GAAP.

About Surgery Partners
Headquartered in Nashville, Tennessee, Surgery Partners is a leading healthcare services company with a differentiated outpatient delivery model focused on providing high quality, cost effective solutions for surgical and related ancillary care in support of both patients and physicians. Founded in 2004, Surgery Partners is one of the largest and fastest growing surgical services businesses in the country, with more than 150 locations in 29 states, including ambulatory surgical facilities, surgical hospitals, a diagnostic laboratory, multi-specialty physician practices and urgent care facilities.

SURGERY PARTNERS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except shares and per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015

Revenues	$289,681	$232,827	$556,755	$456,970
Operating expenses:
Salaries and benefits	93,791	62,182	180,677	122,333
Supplies	66,915	59,087	130,577	116,173
Professional and medical fees	20,304	16,171	39,957	30,911
Lease expense	13,074	11,096	25,508	22,056
Other operating expenses	14,768	13,022	28,836	25,858
Cost of revenues	208,852	161,558	405,555	317,331
General and administrative expenses (includes acquisition compensation expense of $1,530 in 2016)	15,023	11,846	27,220	23,708
Depreciation and amortization	9,702	8,465	19,271	16,927
Provision for doubtful accounts	3,544	5,023	7,417	10,209
Income from equity investments	(1,082)	(839)	(1,840)	(1,546)
Loss (gain) on disposal or impairment of long-lived assets, net	1,331	(2,906)	1,125	(2,683)
Loss on debt refinancing	—	—	8,281	—
Merger transaction and integration costs	1,325	8,642	4,497	13,648
Electronic health records incentive income	(2)	50	(95)	50
Other expense (income)	40	(13)	97	(26)
Total operating expenses	238,733	191,826	471,528	377,618
Operating income	50,948	41,001	85,227	79,352
Interest expense, net	(26,235)	(26,178)	(48,388)	(51,934)
Income before income taxes	24,713	14,823	36,839	27,418
Income tax expense	2,420	2,344	4,190	4,451
Net income	22,293	12,479	32,649	22,967
Less: Net income attributable to non-controlling interests	(20,173)	(17,905)	(37,720)	(35,155)
Net income (loss) attributable to Surgery Partners, Inc.	$2,120	$(5,426)	$(5,071)	$(12,188)

Net income (loss) per share attributable to common stockholders
Basic	$0.04	$(0.17)	$(0.11)	$(0.38)
Diluted (1)	$0.04	$(0.17)	$(0.11)	$(0.38)
Weighted average common shares outstanding
Basic	48,019,652	32,054,089	48,018,228	32,054,089
Diluted (1)	48,129,041	32,054,089	48,018,228	32,054,089
(1) The impact of potentially dilutive securities for the six months ended June 30, 2016 and the three and six months ended June 30, 2015 was not considered because the effect would be anti-dilutive in each of those periods.

SURGERY PARTNERS, INC.
Unaudited Selected Financial and Operating Data
(Amounts in thousands, except shares and per share amounts)

	June 30, 2016	December 31, 2015

Balance Sheet Data (at period end):
Cash and cash equivalents	$51,599	$57,933
Total current assets	316,950	310,957
Total assets	2,213,523	2,104,443

Current maturities of long-term debt	28,738	27,247
Total current liabilities	182,437	181,289
Long-term debt, less current maturities	1,325,778	1,228,112
Total liabilities	1,717,245	1,623,077

Total Surgery Partners, Inc. stockholders' deficit	(6,626)	(4,028)
Non-controlling interests--non-redeemable	320,237	301,955
Total stockholders' equity	313,611	297,927

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015

Cash Flow Data:
Net cash provided by (used in):
Operating activities	$48,793	$21,472	$74,037	$30,986
Investing activities	(114,514)	(7,546)	(133,367)	(12,742)
Capital expenditures	(8,546)	(6,085)	(20,350)	(11,546)
Investments in new businesses	(105,968)	(3,961)	(113,017)	(12,063)
Financing activities	(17,727)	(22,463)	52,996	(45,257)
Distributions to non-controlling interests	(14,849)	(16,317)	(32,362)	(32,376)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Other Data:
Number of surgical facilities as of the end of period	103	102	103	102
Number of consolidated surgical facilities as of the end of period	92	90	92	90
Cases	107,931	97,851	208,687	189,059
Revenue per case	$2,684	$2,379	$2,668	$2,417
Adjusted EBITDA	$46,032	$38,474	$84,457	$74,442
Adjusted EBITDA as a % of revenues	15.9%	16.5%	15.2%	16.3%
Adjusted EPS- Basic	$0.16	$0.05	$0.26	$0.04
Adjusted EPS- Diluted	$0.16	$0.04	$0.26	$0.03

SURGERY PARTNERS, INC.
Supplemental Information
(Unaudited, in thousands, except cases and growth rates)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Same-facility Information(2):
Cases	110,503	102,396	211,758	192,911
Case growth	7.9%	N/A	9.8%	N/A
Revenue per case	$2,531	$2,378	$2,535	$2,436
Revenue per case growth	6.4%	N/A	4.1%	N/A
(2) Same-facility revenue includes revenues from our consolidated and non-consolidated surgical facilities (excluding facilities acquired in new markets or divested during the current and prior periods) along with the revenues from our ancillary services comprised of a diagnostic laboratory, multi-specialty physician practices, urgent care facilities, anesthesia services, optical services and specialty pharmacy services that complement our surgical facilities in our existing markets.

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Segment Revenues:
Surgical facility services	$263,783	$216,585	$509,453	$424,269
Ancillary services	22,503	12,492	40,283	25,211
Optical services	3,395	3,750	7,019	7,490
Total revenues	$289,681	$232,827	$556,755	$456,970

During the second quarter of 2016, the Company reassessed its segment reporting and realigned the disclosures to reflect the review and decision making made by the Chief Operating Decision Maker (“CODM”). The purpose of these changes was to replace operating income with adjusted EBITDA as the primary profit/loss metric reviewed by the CODM in making key business decisions and on allocation of resources. The Company has revised the segment disclosures below to replace operating income with adjusted EBITDA and has provided a reconciliation from adjusted EBITDA back to net income in the reported condensed consolidated financial information. These changes had no effect on the Company’s reportable segments, which are presented consistent with prior periods.

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Segment Adjusted EBITDA:
Surgical facility services	$54,311	$43,486	$99,971	$85,306
Ancillary services	3,068	4,484	6,568	8,300
Optical services	849	1,173	1,728	2,191
Total segment adjusted EBITDA (3)	$58,228	$49,143	$108,267	$95,797

General and administrative expenses	$(15,023)	$(11,846)	$(27,220)	$(23,708)
Non-cash stock compensation expense	502	427	635	853
Contingent acquisition compensation expense	1,530	—	1,530	—
Management fee (4)	—	750	—	1,500
Acquisition related costs	795	—	1,245	—

Total adjusted EBITDA (3)	$46,032	$38,474	$84,457	$74,442

Net income attributable to non-controlling interests	$20,173	$17,905	$37,720	$35,155
Depreciation and amortization	(9,702)	(8,465)	(19,271)	(16,927)
Interest and other expense, net	(26,235)	(26,178)	(48,388)	(51,934)
Income tax expense	(2,420)	(2,344)	(4,190)	(4,451)
Non-cash stock compensation expense	(502)	(427)	(635)	(853)
Contingent acquisition compensation expense	(1,530)	—	(1,530)	—
Management fee (4)	—	(750)	—	(1,500)
Merger transaction and integration costs	(2,192)	(8,642)	(6,108)	(13,648)
(Loss) gain on disposal or impairment of long-lived assets, net	(1,331)	2,906	(1,125)	2,683
Loss on debt extinguishment	—	—	(8,281)	—
Total net income	$22,293	$12,479	$32,649	$22,967

(3) The above table reconciles adjusted EBITDA by segment to net income as reflected in the unaudited condensed consolidated statements of operations.
When we use the term “Adjusted EBITDA,” we are referring to net income minus (a) net income attributable to non-controlling interests plus (b) income tax expense, (c) interest and other expense, net, (d) depreciation and amortization, (e) management fee, (f) merger transaction, integration and practice acquisition costs, (g) non-cash stock compensation expense, (h) loss on debt refinancing, (i) contingent acquisition compensation expense and (j) (gain) loss on disposal of investments and long-lived assets. Non-controlling interests represent the interests of third parties, such as physicians, and in some cases, healthcare systems that own an interest in surgical facilities that we consolidate for financial reporting purposes. Our operating strategy is to apply a market-based approach in structuring our partnerships with individual market dynamics driving the structure. We believe that it is helpful to investors to present Adjusted EBITDA as defined above because it excludes the portion of net income attributable to these third-party interests and clarifies for investors our portion of Adjusted EBITDA generated by our surgical facilities and other operations.
We use Adjusted EBITDA as a measure of liquidity. We have included it because we believe that it provides investors with additional information about our ability to incur and service debt and make capital expenditures.
Adjusted EBITDA is not a measurement of financial performance or liquidity under GAAP. It should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating, investing or financing activities, or any other measure calculated in accordance with generally accepted accounting principles. The items excluded from Adjusted EBITDA are significant components in understanding and evaluating financial performance and liquidity. Our calculation of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.
(4) Fee payable pursuant the Management and Investment Advisory Services Agreement between the Company and Bayside Capital, Inc., which was terminated in connection with our IPO.

SURGERY PARTNERS, INC.
Reconciliation of Non-GAAP Financial Measures
(Unaudited, Amounts in thousands except shares and per share amounts)
From time to time, the Company incurs certain non-recurring gains or losses that are normally nonoperational in nature and that it does not consider relevant in assessing its ongoing operating performance. When significant, Surgery Partners’ management and Board of Directors typically exclude these gains or losses when evaluating the Company’s operating performance and in certain instances when evaluating performance for incentive compensation purposes. Additionally, the Company believes that some investors and equity analysts exclude these or similar items when evaluating the Company’s current or future operating performance and in making informed investment decisions regarding the Company. Accordingly, the Company provides adjusted net income per share attributable to Surgery Partners, Inc. stockholders as a supplement to its comparable GAAP measure of net income per share attributable to Surgery Partners, Inc. Adjusted net income per share attributable to Surgery Partners, Inc. stockholders should not be considered as a measure of financial performance under GAAP, and the items excluded from adjusted net income per share attributable to Surgery Partners, Inc. stockholders are significant components in understanding and assessing financial performance. Adjusted net income per share attributable to Surgery Partners, Inc. stockholders should not be considered in isolation or as an alternative to net income per share attributable to Surgery Partners, Inc. stockholders as presented in the condensed consolidated financial statements.
The following table reconciles net income as reflected in the unaudited condensed consolidated statements of operations to adjusted net income used to calculate adjusted net income per share attributable to Surgery Partners, Inc. stockholders:

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Consolidated Statements of Operations Data:
Net Income	$22,293	$12,479	$32,649	$22,967
Less:
Net income attributable to non-controlling interest	20,173	17,905	37,720	35,155
Plus:
Management fee (4)	—	750	—	1,500
Merger transaction, integration and practice acquisition costs	2,192	8,642	6,108	13,648
Non-cash stock compensation expense	502	427	635	853
Contingent acquisition compensation expense	1,530	—	1,530	—
Loss on debt refinancing	—	—	8,281	—
Loss (gain) on disposal of investment and long-lived assets	1,331	(2,906)	1,125	(2,683)
Adjusted net income	$7,675	$1,487	$12,608	$1,130

Adjusted net income per share
Basic	$0.16	$0.05	$0.26	$0.04
Diluted	$0.16	$0.04	$0.26	$0.03
Weighted average common shares outstanding:
Basic	48,019,652	32,054,089	48,018,431	32,054,089
Diluted	48,129,041	33,871,990	48,118,991	33,871,990

Contact

Teresa Sparks, CFO
Surgery Partners, Inc.
(615) 234-8940
IR@surgerypartners.com